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                                                                      EXHIBIT 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports dated February 12, 2001, included or incorporated in Superior Industries International, Inc.'s Annual Report to Shareholders in this Form 10-K for the year ended December 31, 2000, and into the Company's previously filed Registration Statements File Nos. 2-80130, 33-48547 and 33-64088.






/s/ Arthur Andersen LLP
-----------------------------
ARTHUR ANDERSEN LLP



Los Angeles, California
March 26, 2001